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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement
on Form S-3 (File No. 333-       ) of our report dated February 10, 1998, except
for Note 16 for which the date is March 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Affiliated Managers Group, Inc. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 1, 1999